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                                                                     Exhibit 5.1


[LOGO OF BANCTEC APPEARS HERE]

                                 April 14, 1997


Ladies and Gentlemen:

     I am general counsel to BancTec, Inc., a Delaware corporation (the "Company"), and in such role have caused to be registered under the Securities Act of 1933, as amended (the "Act"), certain shares (the "Shares") of Common Stock, $.01 par value per share, pursuant to a Registration Statement of the Company on Form S-8.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified, of such documents and records of the Company and such statutes, regulations, and other instruments as I have deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the BancTec, Inc, 1996 Employee Stock Purchase Plan (the "Plan"), and (iii) the Certificate of Incorporation and Bylaws of the Company, as each has been amended from time to time.

     I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof, that all information submitted to me was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by me were competent to execute and deliver such documents.

     Based on the foregoing, I am of the opinion that the shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware. This opinion is solely for your benefit and may not be relied upon by any other person or entity or for any other purpose without my express written consent.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to all references to this opinion in the Registration Statement. In giving this consent, I do not thereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Tod V. Mongan
                                         -----------------
                                         Tod V. Mongan
                                         General Counsel